SEWARD & KISSEL LLP
                  ONE BATTERY PARK PLAZA
                   NEW YORK, N.Y. 10004

                TELEPHONE:  (212) 574-1200
                FACSIMILE:  (212) 480-8421
                      www.sewkis.com


                                  August 29, 2000


Alliance Institutional Reserves, Inc.
1345 Avenue of the Americas
New York, New York  10105

Dear Sirs:

         We hereby consent to the use and incorporation by reference into this Post-Effective Amendment No. 18 of our opinion dated June 26, 1998, which is included as Exhibit
(i)(1) to Post Effective Amendment No. 15 to your
Registration Statement on Form N-1A as filed with the Securities and Exchange Commission on June 26, 1998, and to the reference to our firm under the caption "General
Information -- Legal Matters" in the Statements of
Additional Information included in this Amendment No. 18.

                                  Very truly yours,

                                  /s/ Seward & Kissel LLP

00250072.AY8